Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(342,181)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,248,379)
Dividend Income	44,785
Interest Income	32,379
ETF Transaction Fees	700
Total Income (Loss)	$(2,512,696)

Expenses
General Partner Management Fees	$9,725
Professional Fees	16,581
Brokerage Commissions	559
Directors' Fees and insurance	462
License fees	771
Total Expenses	$28,098
Net Income (Loss)	$(2,540,794)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/24	$20,192,875
Additions (150,000 Shares)	1,054,362
Withdrawals ((50,000) Shares)	(377,974)
Net Income (Loss)	(2,540,794)

Net Asset Value End of Month	$18,328,469
Net Asset Value Per Share (2,650,000 Shares)	$6.92

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596